Exhibit 10.6(C)

CHARTER PARTY

THIRD AMENDMENT

St. Louis Riverboat Entertainment, Inc. (f/k/a Caruthersville Riverboat Entertainment, Inc.), a Missouri corporation (“Owner”) and Greenville Riverboat, LLC, a Mississippi limited liability company (“Charterer”) wish to amend the Charter Party agreement originally dated January 20, 1995, and as previously amended by the First Amendment dated January 19, 2004, and Second Amendment dated May 23, 2005, as follows:

Owner and Charterer mutually agree to extend the expiration of the amended Charter Party agreement from January 19, 2009 until June 19, 2009.

Owner and Charterer mutually agree that the first five (5) year renewal option to extend the agreement at the option of the Charterer shall commence on June 19, 2009 and end on June 19, 2014, and the second five (5) year renewal option shall commence on June 19, 2014 and end on June 19, 2019.

Owner and Charterer mutually agree to accept this Third Amendment as Charterer’s thirty (30) day notice of election to extend the agreement for the first five (5) year renewal term.

Owner and Charterer mutually agree that neither party is in default of the Charter Party agreement or any amendment thereto.

All other terms and provision of the agreement, as amended, remain in full force and effect.

The parties have executed this amendment on this 13th day of May, 2009.

Owner:
St. Louis Riverboat Entertainment, Inc.

By:	/s/ Scott Butera
Scott Butera, Chief Executive Officer and President

Charterer:
Greenville Riverboat, LLC

By:	Tropicana Entertainment Holdings, LLC
Managing Member

By:	/s/ Scott Butera
Scott Butera, Chief Executive Officer and President